                                                                    EXHIBIT 99.1

                                 NEWS BULLETIN
                                   FROM FRB

                             HOLLYWOOD PARK, INC.
                           1050 South Prairie Avenue
                         Inglewood, California  90301
                              TRADED:  NYSE: HPK

FOR FURTHER INFORMATION

AT THE COMPANY:        AT THE FINANCIAL RELATIONS BOARD:
R.D. Hubbard           Paul Goodson         Kathy Brunson        Sue Dooley           Michaelle Burstin
Chairman and CEO       General Inquiries    Analyst Inquiries    Analyst Inquiries    Media Inquiries
G. Michael Finnigan    (310) 442-0599       (312) 266-7800       (415) 986-1591       (310) 442-0599
President, Realty
Investment Group, CFO
(310) 419-1539


FOR IMMEDIATE RELEASE
TUESDAY, FEBRUARY 23, 1999

          HOLLYWOOD PARK REPORTS STRONG GAINS IN 4TH QUARTER AND FULL
                               YEAR 1998 RESULTS

Highlights:

 .  Earnings before interest, taxes, depreciation and amortization (EBITDA)
   increased 124% for the fourth quarter to $31.7 million.
 . Revenues for 1998's 4th quarter were $158 million, an increase of 76%. . Strategic acquisition of Casino Magic completed in October 1998.
 .  Key gaming executives hired in January 1999.
 .  $350 million bond offering completed in February 1999.
 .  EBITDA increased 87% to $79.3 million and revenues advanced 72% to $427 million for the full year, 1998.
 .  Earnings Per Share increased to $0.50 in 1998 from $0.33 in 1997.

INGLEWOOD, Calif., February 23,1999--Hollywood Park, Inc. (NYSE: HPK) today reported gains in revenues, earnings and EBITDA for the fourth quarter and full year ended December 31, 1998. These improved results reflect the acquisitions of Casino Magic Corp. in October 1998 and Boomtown, Inc. in June, 1997. Both acquisitions were accounted for using the purchase accounting method.

For the fourth quarter, EBITDA for all operations was $31.7 million, compared to $14.2 million for the fourth quarter of 1997, an increase of 124%. Revenues for the fourth quarter were $158.2 million, an increase of 76%. Net income increased 177% in the quarter to $4.3 million compared to 1997's fourth quarter net income of $1.6 million.

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Hollywood Park, Inc.
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Revenues for the full year increased 72% to $427 million in 1998, primarily as a result of the full-year effect of the Boomtown acquisition, and 2 1/2-months' contribution from Casino Magic. EBITDA for 1998 increased 87% to $79.3 million, and net income increased 52% to $13.2 million, both due to the Casino Magic and Boomtown acquisitions. Hollywood Park earned $0.50 per basic and diluted share in 1998, an increase of 52% over 1997's EPS of $0.33 per basic and diluted share.

"In addition to producing strong financial results, we achieved several strategic goals in 1998 and early 1999. First, we added to and diversified our portfolio of steady growth gaming properties. Second, we added critical expertise in gaming by hiring four key executives. Third, we established a solid long-term financial structure with our new $350 million Senior Subordinated Notes offering," said R.D. Hubbard, Chairman and CEO of Hollywood Park.

Casino Magic Acquisition Completed

In support of Hollywood Park's strategic objective of diversifying its revenue and earnings base within the gaming industry, the Company completed the acquisition of Casino Magic Corp. on October 15, 1998. With assets acquired from Casino Magic, Hollywood Park now owns and operates 8 casinos, owns two card club casinos in California, owns and operates two pari-mutuel race tracks, and has total assets of almost $900 million.

Gaming Executives on Board

Hollywood Park's strategy of creating shareholder value through growth requires continued additions of human resources along with the growth in the earnings capability of the Company. "We are pleased to have on board four key gaming executives. Their expertise in our industry will help us assure continued, profitable growth for Hollywood Park," said Mr. Hubbard.

Senior Subordinated Notes Offering

On February 18, 1999, Hollywood Park completed a $350 million offering of 9 1/4% Senior Subordinated Notes, due 2007. The Company used the proceeds to pay off its revolving bank credit facility, with the remaining net proceeds of approximately $53.3 million to be used for future capital needs. The new notes offering establishes a solid long-term financial structure.

The Senior Subordinated Notes sold have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Senior Subordinated Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws, or absent the availability of an exemption from such registration or qualification requirements.


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Hollywood Park, Inc.
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Commenting on the improved financial performance of Hollywood Park, Mr. Hubbard said: "We are especially pleased that we were able to make acquisitions that have considerable strategic importance to the Company, and that also produce gains in our earnings per share. The increases in 1998's revenues, EBITDA, earnings, and earnings per share reflect our continuing success in implementing our growth strategy. These acquisitions, together with the capital improvements made in 1998 and early in 1999 in completing construction of new hotels and other improvements at our Boomtown Reno and for Casino Magic Biloxi and Bossier City properties, should produce continued growth in 1999."

Hollywood Park is a diversified gaming company that owns and/or operates eight casinos, two pari-mutuel horse racing facilities, and two card casinos at twelve locations in Nevada, Mississippi, Louisiana, California, Arizona, and Argentina. The Company has also been approved to receive the final license to conduct riverboat gaming on the Ohio River in Indiana and has begun development of a $150 million hotel/casino and golf resort at a site in Switzerland County, Indiana, 35 miles southwest of Cincinnati, Ohio. In addition to the Company's operating properties, Hollywood Park has significant excess land available for future sale or development at four of its other properties.

(The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Forward-looking information involves important risks and uncertainties that could significantly affect future results and, accordingly, such results may differ from those expressed in forward-looking statements made by or on behalf of the Company, including statements related to the ongoing performance of the Boomtown properties, and the impact of the acquisition of Casino Magic, and the performance of future acquisitions. For more information on the potential factors that could affect the Company's financial results, review the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and the Company's other filings with the SEC.)

     For more information on Hollywood Park, Inc. via facsimile at no cost, call 1-800-PRO-INFO and dial company code HPK.

                           (Financial Tables Follow)


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Hollywood Park, Inc.
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                              HOLLYWOOD PARK, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)

                                                      Three Months Ended                            Year Ended
                                                         December 31,                               December 31
                                         -----------------------------------------------------------------------------------
                                                   1998                 1997                 1998                 1997
                                         -----------------------------------------------------------------------------------
                                                         (unaudited)
Revenues:
  Hollywood Park, Inc. - Casino Division             $ 13,818              $15,053             $ 54,442             $ 59,129
  Crystal Park and HP Yakama Inc.                         699                   20                2,007                2,222
  Boomtown Reno                                        15,442               15,837               67,537               36,815
  Boomtown New Orleans                                 25,608               19,736               95,594               39,116
  Boomtown Biloxi                                      17,441               14,253               65,147               29,281
  Casino Magic Bay St. Louis                           17,857                    -               17,857                    -
  Casino Magic Biloxi                                  19,066                    -               19,066                    -
  Casino Magic Bossier City                            22,580                    -               22,580                    -
  Casino Magic Argentina                                4,076                    -                4,076                    -
  Hollywood Park Race Track                            15,648               18,143               60,309               62,670
  Turf Paradise, Inc.                                   5,672                6,022               17,010               17,374
  Hollywood Park, Inc. - Corporate                        311                  715                1,342                1,521
                                         -----------------------------------------------------------------------------------
                                                      158,218               89,779              426,967              248,128
                                         -----------------------------------------------------------------------------------
Expenses:
  Hollywood Park, Inc. - Casino Division               12,148               12,564               48,123               50,003
  Crystal Park and HP Yakama, Inc.                         83                  425                  282                  490
  Boomtown Reno                                        13,487               15,531               59,699               32,196
  Boomtown New Orleans                                 17,725               14,266               66,084               28,126
  Boomtown Biloxi                                      13,781               11,973               53,669               24,615
  Casino Magic Bay St. Louis                           13,637              -                     13,637              -
  Casino Magic Biloxi                                  14,283              -                     14,283              -
  Casino Magic Bossier City                            18,562              -                     18,562              -
  Casino Magic Argentina                                2,421              -                      2,421              -
  Indiana Project                                         361              -                        821              -
  Hollywood Park Race Track                            12,913               14,100               47,226               49,304
  Turf Paradise, Inc.                                   3,750                4,087               12,579               13,010
  Hollywood Park Inc. - Corporate                       3,329                2,663               10,317                7,925
                                         -----------------------------------------------------------------------------------
                                                      126,480               75,609              347,703              205,669
                                         -----------------------------------------------------------------------------------

Earnings before interest, taxes,
 depreciation,
   amortization and non-recurring
    expenses:
  Hollywood Park, Inc. - Casino Division                1,670                2,489                6,319                9,126
  Crystal Park and HP Yakama, Inc.                        616                 (405)               1,725                1,732
  Boomtown Reno                                         1,955                  306                7,838                4,619
  Boomtown New Orleans                                  7,883                5,470               29,510               10,990
  Boomtown Biloxi                                       3,660                2,280               11,478                4,666
  Casino Magic Bay St. Louis                            4,220                    -                4,220                    -
  Casino Magic Biloxi                                   4,783                    -                4,783                    -
  Casino Magic Bossier City                             4,018                    -                4,018                    -

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                             HOLLYWOOD PARK, INC.
               CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
                     (in thousands, except per share data)

                                                      Three Months Ended                            Year Ended
                                                         December 31,                               December 31,
                                         -----------------------------------------------------------------------------------
                                                   1998                 1997                 1998                 1997
                                         -----------------------------------------------------------------------------------
  Casino Magic Argentina                                1,655              -                      1,655              -
  Indiana Project                                        (361)             -                       (821)             -
  Hollywood Park Race Track                             2,735                4,043               13,083               13,366
  Turf Paradise, Inc.                                   1,922                1,935                4,431                4,364
  Hollywood Park, Inc. - Corporate                     (3,018)              (1,948)              (8,975)              (6,404)
                                         -----------------------------------------------------------------------------------
                                                       31,738               14,170               79,264               42,459
                                         -----------------------------------------------------------------------------------
Non-recurring expenses:
  Real Estate Investment Trust
   restructuring                                          (50)               1,874                  419                2,483
  Loss on write off assets                                635               -                     2,221               -


Depreciation and amortization:
  Hollywood Park, Inc. - Casino Division                  652                  557                2,648                2,906
  Crystal Park and HP Yakama, Inc.                        476                  477                1,909                1,800
  Boomtown Reno                                         1,792                1,379                6,179                2,732
  Boomtown New Orleans                                  1,378                1,019                5,194                2,050
  Boomtown Biloxi                                         940                  862                3,667                1,682
  Casino Magic Bay St. Louis                            1,315               -                     1,315              -
  Casino Magic Biloxi                                   1,370               -                     1,370              -
  Casino Magic Bossier City                             1,429               -                     1,429              -
  Casino Magic Argentina                                  306               -                       306              -
  Hollywood park Race Track                             1,064                1,051                4,230                4,056
  Turf Paradise, Inc.                                     296                  292                1,184                1,172
  Hollywood Park, Inc., - Corporate                     1,229                  446                2,690                1,759
                                         -----------------------------------------------------------------------------------
                                                       12,247                6,083               32,121               18,157
                                         -----------------------------------------------------------------------------------

Operating income                                       18,906                6,213               44,503               21,819

Interest expense                                       10,691                3,520               22,518                7,302

Minority interests:
  Crystal Park                                        -                        (84)             -                         (3)
  Casino Magic Argentina                                  374                -                      374              -
                                         -----------------------------------------------------------------------------------

Income before income tax expense                        7,841                2,777               21,611               14,520
Income tax expense                                      3,539                1,226                8,442                5,850
                                         -----------------------------------------------------------------------------------
Net income                                           $  4,302              $ 1,551             $ 13,169             $  8,670
                                         ===================================================================================

Dividend requirements on convertible
 preferred stock                                      -                     -                   -                   $  1,520
                                         -----------------------------------------------------------------------------------
Net income available to common
 shareholders                                        $  4,302              $ 1,551             $ 13,169             $  7,150
                                         ===================================================================================

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                             HOLLYWOOD PARK, INC.
               CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
                     (in thousands, except per share data)


                                                      Three Months Ended                 Year Ended
                                                        December 31,                     December 31
                                         ----------------------------------------------------------------------------------
                                                   1998                 1997                 1998                 1997
                                         ----------------------------------------------------------------------------------
Per common share:
  Net income - basic                                    $0.17                $0.06                $0.50                $0.33
  Net income - diluted                                  $0.17                $0.06                $0.50                $0.32
Number of shares - basic                               25,800               26,209               26,115               22,010
Number of shares - diluted                             25,800               26,705               26,115               22,340

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                             HOLLYWOOD PARK, INC.
                          CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                           Three Months Ended                    Year Ended
                                              December 31,                       December 31
                                  --------------------------------------------------------------------
                                          1998             1997             1998             1997
                                  --------------------------------------------------------------------
Assets
Cash and short-term investments                                              $ 47,413         $ 24,156
Other assets                                                                  241,014           94,207
Fixed assets                                                                  602,912          300,666
                                                                             --------         --------
   Total assets                                                              $891,339         $419,029
                                                                             ========         ========

Liabilities and Stockholders'
 Equity
Current Liabilities                                                          $117,428         $ 60,190
Notes payable                                                                 539,183          135,539
                                                                             --------         --------
   Total current liabilities                                                  656,611          195,729

Minority interests                                                              3,752            1,946

Stockholders' equity                                                          230,976          221,354
                                                                             --------         --------
   Total liabilities and
    stockholders' equity                                                     $891,339         $419,029
                                                                             ========         ========